UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) May 27, 2005

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382

(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton		HM CX Bermuda

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Significant Assets.

This is Amendment No. 1 to the Form 8-K filed on June 1, 2005 by Central European Media Enterprises Ltd. (“CME” or “we”). Modifications to the Form 8-K have only been made to include the financial information provided in Item 9.01 below.

On May 27, 2005, CME acquired the 16.67% interest in CET 21 s.r.o (‘’CET 21’’) held by Peter Krsak following the satisfaction of the conditions set out in the agreement on the settlement of disputes and transfer of ownership interest dated February 24, 2005, as described in the Report on Form 8-K of CME filed on March 2, 2005.

On May 31, 2005, CME exercised its call option, entered into a share transfer agreement with PPF (Cyprus) Ltd (‘’PPF’’) and acquired its remaining 15% interest in the group of companies that own and operate the TV Nova channel in the Czech Republic (the ‘’TV Nova Group’’), as described in the Report on Form 8-K of CME filed on March 2, 2005.

Because the aggregate of such acquisitions qualifies as significant, financial information is being provided pursuant to Item 9.01.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of businesses acquired

TV Nova Group Combined Financial Statements for the period ended December 31, 2004 (filed by reference to Amendment No. 2 to Reg. No. 333-123822 on Form S-3 filed with the Commission on April 28, 2005).

CET 21 was determined to be a related business and therefore standalone financial statements have not been presented.

(b)	Pro forma financial information

Unaudited condensed pro forma consolidated financial information

Introduction

As reported in a Report on Form 8-K filed on June 1, 2005, CME acquired from Peter Krsak his 16.67% interest in CET 21 on May 27, 2005 in accordance with the agreement on the settlement of disputes and transfer of ownership interest dated February 24, 2005. In addition, on May 31, 2005, CME exercised its call option and acquired PPF’s remaining 15% interest in the TV Nova Group.

The unaudited condensed pro forma consolidated financial information has been prepared in accordance with US GAAP and is based on the historical consolidated financial statements of CME and the historical TV Nova combined financial statements.

The unaudited condensed pro forma consolidated balance sheet as of March 31, 2005 and the unaudited condensed pro forma consolidated income statement for the three months ended March 31, 2005 should be read in conjunction with the notes to the unaudited condensed pro forma consolidated financial information and the unaudited consolidated financial statements of CME for the three months ended March 31, 2005 (included in Form 10Q filed with the Commission on May 10, 2005).

The unaudited condensed pro forma consolidated income statement for the year ended December 31, 2004 should be read in conjunction with the notes to the unaudited condensed pro forma consolidated income statement and the audited consolidated financial statements of CME and the audited TV Nova combined financial statements for the year ended December 31, 2004, included in Amendment No. 2 to Reg. No. 333-123822 on Form S-3 filed with the Commission on April 28, 2005.

The TV Nova combined balance sheets and income statements include the combination of the consolidated results of 100% of Ceska Produkcni 2000 a.s (‘’CP 2000’’) and its subsidiaries and the consolidated results of 100% of Vilja a.s (‘’Vilja’’), where Vilja controls 73% of CET 21.

The unaudited condensed pro forma financial information gives effect to:

1.	The acquisition of 85% of PPF’s ownership interest in the TV Nova Group on May 2, 2005 (the ‘’TV Nova Initial Acquisition’’);

2.	The issuance to PPF of 3.5 million shares of our Class A Common Stock, valued at US$120.9 million, as part of the purchase price for the TV Nova Initial Acquisition;

3.
The sale of Euro 245 million (US$317.5 million) 8.25% senior notes and Euro 125 million (US$162.0 million) floating rate senior notes at an interest rate of 180 day EURIBOR (which was 2.17% at May 5, 2005) plus 5.5%, each due 2012, and the use of the net proceeds from the sale, to finance the TV Nova Initial Acquisition;

4.
The issuance in a registered public offering of 5.405 million shares of our Class A Common Stock, valued at US$231.8 million (net of underwriting discounts and commissions) and the use of the majority of the net proceeds from the issuance to finance the acquisition of PPF’s remaining 15% interest in the TV Nova Group;

5.
The acquisition of Mr Krsak’s 16.67% minority interest in CET 21 on May 27, 2005, which represents 23.4% voting and economic interest in CET 21 as CET 21 itself holds an undistributed 28.755% interest that is not entitled to voting rights or dividends; and

6.
The acquisition of PPF’s remaining 15% interest in the TV Nova Group on May 31, 2005 (together with the TV Nova Initial Acquisition and the purchase of the Krsak interest, the ‘’TV Nova Acquisition’’).

As a result of the TV Nova Initial Acquisition (in point 1 above) and the acquisition of PPF’s remaining 15% interest in the TV Nova Group (in point 6 above), we have acquired a 100% interest in CP 2000 and its subsidiaries and a 100% interest in Vilja, which owns a 52.075% interest in CET 21. When aggregated with our acquisition of Mr Krsak’s 16.67% minority interest in CET 21, we own 68.745% of CET 21. Our voting and economic interest in CET 21 is effectively 96.50% because CET 21 itself holds an undistributed 28.755% interest that is not entitled to voting rights or dividends.

The unaudited condensed pro forma consolidated income statement for three months ended March 31, 2005 and the year ended December 31, 2004 has been prepared to give effect to the TV Nova Acquisition as if it had occurred on January 1, 2004. The unaudited condensed pro forma consolidated balance sheet as of March 31, 2005 has been prepared to give effect to the TV Nova Acquisition as if it had occurred on March 31, 2005.

In accordance with Article 11 of Regulation S-X, we have presented the unaudited condensed pro forma consolidated balance sheet as of March 31, 2005 on the basis of the latest balance sheet included in our Form 10-Q filing that preceded the filing of the Form 8-K related to the acquisition of Mr. Krsak's 16.67% minority interest in CET 21 and the acquisition of PPF's remaining 15% interest in the TV Nova Group (the "Additional Interest Acquisition") on June 1, 2005. In addition, we have presented the unaudited condensed pro forma consolidated income statement for the three months ended March 31, 2005 and for the year ended December 31, 2004 on the basis of the latest fiscal year and interim period included in Form 10-K and Form 10-Q filing that preceded the filing of the Form 8-K related to the Additional Interest Acquisitions on June 1, 2005.

The pro forma adjustments are based on available information and assumptions that we believe are reasonable. The unaudited condensed pro forma consolidated financial information is for information purposes only and does not purport to present what our results of operations and financial information would have been had these transactions actually occurred as at such dates, nor does it project our results of operations for any future period or our financial condition at any future date. The historical consolidated financial statements of CME and TV Nova combined financial statements are presented in U.S. dollars.

For purposes of presenting unaudited condensed pro forma consolidated financial information for the three months ended March 31, 2005, certain statistical and financial information presented have been converted into U.S. dollars using US$ 1 to CZK 23.100 and US$ 1 to Euro 0.7695 for the unaudited condensed pro forma consolidated balance sheet as of March 31, 2005, and the average rate of US$ 1 to CZK 22.837 and US$ 1 to Euro 0.7641 for the unaudited condensed pro forma consolidated income statement for the three months ended March 31, 2005.

For purposes of presenting unaudited condensed pro forma consolidated income statement for the year ended December 31, 2004, certain statistical and financial information presented have been converted into U.S. dollars using the average rate of US$ 1 to CZK 25.658 and US$ 1 to Euro 0.8044 for the unaudited condensed pro forma consolidated income statement for the year ended December 31, 2004.

The following items were not determinable at the completion of the TV Nova Acquisition on May 31, 2005:

(i)	Final calculation of the TV Nova Group purchase price, including adjustments for movements in working capital and indebtedness; and

(ii)	Final fair valuation of tangible and intangible assets including the TV Nova license, trademark, customer relationships and program libraries.

Unaudited Condensed Pro Forma Consolidated Balance Sheet as of March 31, 2005 (US$’000)

	Unaudited Historical CME	Unaudited Historical TV Nova Group	Pro Forma Adjustments for TV Nova Initial Acquisition		Pro Forma Adjustments for Additional Interest Acquisitions		Pro forma Total

Assets
Cash and cash equivalents	144,138	26,814	(15,090)	(c)	(35,302)	(c)	120,560
Accounts receivable (net of allowances)	45,041	50,234	-		-		95,275
Other current assets	66,701	24,356	(18,368)	(d)	(125)	(d)	72,564
Total Current Assets	255,880	101,404	(33,458)		(35,427)		288,399

Goodwill	60,771	5,585	550,710	(b)	214,514	(b)	831,580
Other intangibles	28,769	21,325	81,761	(b)	31,025	(b)	162,880
Other assets	96,002	29,103	(10,770)	(e)	(792)	(e)	113,543
Total Assets	441,422	157,417	588,243		209,320		1,396,402

Liabilities & Shareholders' Equity
Accounts payable and accrued liabilities	68,786	12,447	(10,770)	(e)	(793)	(e)	69,670
Credit facilities and obligations under capital leases	10,195	10,264	491,703	(a)	-		512,162
Other current liabilities	31,713	15,031	1,650	(b)	(1,051)	(b)	47,343
Current liabilities	110,694	37,742	482,583		(1,844)		629,175
Accounts payable and accrued liabilities	822	-	-		-		822
Credit facilities and obligations under capital leases	11,279	55,858	-		-		67,137
Other non-current liabilities	9,299	1,434	21,243	(b)	7,483	(b)	39,459
Total non-current liabilities	21,400	57,292	21,243		7,483		107,418
Minority interests in consolidated subsidiaries	5,315	10,082	5,813	(f)	(14,584)	(f)	6,626

Shareholder's Equity
Class A Common Stock, $0.08 par value	1,684	18,956	(18,676)	(b)	432	(g)	2,396
Class B Common Stock, $0.08 par value	587	-	-		-		587
Additional paid-in capital	390,450	-	120,603	(b)	231,383	(g)	742,436
Other reserves	-	2,465	(2,465)	(a)	-		-
Retained earnings/(accumulated deficit)	(95,417)	30,024	(18,612)	(a)	(14,940)	(a)	(98,945)
Accumulated other comprehensive income/(loss)	6,709	856	(2,246)	(a)	1,390	(a)	6,709
Total shareholders' equity	304,013	52,301	78,604		218,265		653,183
Total liabilities and shareholders' equity	441,422	157,417	588,243		209,320		1,396,402

Unaudited Condensed Pro Forma Consolidated Income Statement for the three months ended March 31, 2005 (US$’000)

	Unaudited Historical CME	Unaudited Historical TV Nova Group	Pro Forma Adjustments for TV Nova Initial Acquisition		Pro Forma Adjustments for Additional Interest Acquisitions		Pro forma Total
Net revenues	48,304	55,681	-		-		103,985
Operating costs	11,285	3,793	-		-		15,078
Cost of programming	22,322	13,728	-		-		36,050
Depreciation of station fixed assets and other intangibles	2,213	1,454	-		-		3,667
Total station operating costs and expenses	35,820	18,975	-		-		54,795
Station selling, general and administrative expenses	6,928	10,934	-		-		17,862
Corporate operating costs (including non-cash stock based compensation)	7,731	0	-		-		7,731
Amortization of intangibles	77	606	1,473	(b)	733	(b)	2,889
Operating income/(loss)	(2,252)	25,166	(1,473)		(733)		20,708
Interest income	1,079	110	-		-		1,189
Interest expense	(307)	(1,233)	(10,163)	(a)	-		(11,703)
Other income/(expense)	(4,730)	710	-		-		(4,020)
Income from continuing operations before provision for income taxes, minority interest and equity in income of unconsolidated affiliates	(6,210)	24,753	(11,636)		(733)		6,174
Provision for income taxes	(2,341)	(6,176)	2,370	(b)	(403)	(b)	(6,550)
Income from continuing operations before minority interests, equity in income of unconsolidated affiliates	(8,551)	18,577	(9,266)		(1,136)		(376)
Minority interest in income of consolidated subsidiaries	(577)	(3,636)	(2,358)	(f)	5,457	(f)	(1,114)
Equity in income of unconsolidated affiliates	834	-	-		-		834
Net income/(loss) from continuing operations	(8,294)	14,941	(11,624)		4,321		(656)

EPS - Basic	(0.29)						(0.02)
EPS - Diluted	(0.29)						(0.02)
Weighted average common shares - Basic	28,385		3,500	(h)	5,405	(h)	37,290
Weighted average common shares - Diluted	28,385		3,500	(h)	5,405	(h)	37,290

Unaudited Condensed Pro Forma Consolidated Income Statement for the year ended December 31, 2004 (US$’000)

	Audited Historical CME	Audited Historical TV Nova Group	Pro Forma Adjustments for TV Nova Initial Acquisition		Pro Forma Adjustments for Additional Interest Acquisitions		Pro forma Total
Net revenues	182,339	207,800	-		-		390,139
Operating costs	33,615	33,212	-		-		66,827
Cost of programming	71,793	60,039	-		-		131,832
Depreciation of station fixed assets and other intangibles	6,663	4,374	-		-		11,037
Total station operating costs and expenses	112,071	97,625	-		-		209,696
Station selling, general and administrative expenses	22,112	15,152	-		-		37,264
Corporate operating costs (including non-cash stock based compensation)	29,185	-	-		-		29,185
Amortization of intangibles	231	2,306	5,893	(b)	3,180	(b)	11,610
Operating income/(loss)	18,740	92,717	(5,893)		(3,180)		102,384
Interest income	4,318	662	-		-		4,980
Interest expense	(1,203)	(8,785)	(40,021)	(a)	70	(a)	(49,939)
Other income/(expense)	(1,272)	103	-		-		(1,169)
Income from continuing operations before provision for income taxes, minority interest and equity in income of unconsolidated affiliates	20,583	84,697	(45,914)		(3,110)		56,256
Provision for income taxes	(11,089)	(23,815)	9,480	(b)	(936)	(b)	(26,360)
Income from continuing operations before minority interests, equity in income of unconsolidated affiliates	9,494	60,882	(36,434)		(4,046)		29,896
Minority interest in income of consolidated subsidiaries	(4,106)	(5,838)	(9,431)	(f)	13,840	(f)	(5,535)
Equity in income of unconsolidated affiliates	10,619	-	-		-		10,619
Net income/(loss) from continuing operations	16,007	55,044	(45,865)		9,794		34,980

EPS - Basic	0.57						0.95
EPS - Diluted	0.55						0.92
Weighted average common shares - Basic	27,871		3,500	(h)	5,405	(h)	36,776
Weighted average common shares - Diluted	29,100		3,500	(h)	5,405	(h)	38,005

Notes to the unaudited condensed pro forma consolidated financial information as of and for the 3 months ended March 31, 2005

(a)
The unaudited condensed pro forma consolidated balance sheet reflects the incurrence of US$491.7 million of short-term indebtedness to PPF used to complete the TV Nova Initial Acquisition on May 2, 2005. The unaudited condensed pro forma consolidated income statement has used the rates of interest that apply to the Euro 370 million (US$479.5 million) of fixed and floating rate notes issued on May 5, 2005 rather than the interest rate on the indebtedness to PPF due to the short-term and non-recurring nature of this indebtedness. The notes have been used to repay the indebtedness to PPF and to pay other costs associated with the TV Nova Initial Acquisition.

Interest adjustments for the three months ended March 31, 2005 of US$10.2 million reflect the interest charge of Euro 7.5 million (US$9.8 million) on the notes as illustrated in the table below and the non-cash amortization of Euro 0.3 million (US$0.4 million) for debt issuance costs on the Euro fixed and floating rate notes of Euro 8.8 million (US$11.5 million). The debt issuance costs are amortized over 7 years (84 months).

Interest Expense	Euro'000	Euro'000
Euro senior fixed rate notes	245,000
Interest expense		5,053
Euro senior floating rate notes	125,000
Interest expense		2,397
Total interest expense		Euro 7,450
Converted to US$’000 as below		$9,750

The interest expense related to the Euro fixed rate notes due 2012 was calculated as if they were outstanding for the entire period and accruing interest in accordance with an annual rate of 8.25% during the period at the average rate of 1 Euro = US$1.3087 for the three months ended March 31, 2005. The interest expense related to the Euro floating rate notes due 2012 at an interest rate of 180 day EURIBOR (which was 2.17% at May 5, 2005) plus 5.5% was calculated as if they were outstanding for the entire period and accruing interest at the average rate of 1 Euro = US$1.3087 for the three months ended March 31, 2005.

An increase of 0.125% in the average interest rate would increase interest expense by US$0.15 million and a decrease of 0.125% in the average interest rate would decrease interest expense by US$0.15 million.

The TV Nova Initial Acquisition pro forma adjustment to retained earnings of US$18.6 million represents the elimination of the TV Nova Group retained earnings as at December 31, 2004 (US$15.1 million) and the bridge financing commitment costs of US$3.5 million incurred in completing the TV Nova Initial Acquisition. The pro forma adjustments related to our Additional Interest Acquisitions to retained earnings of US$14.9 million represents the elimination of the TV Nova Group retained earnings generated in respect of these interests in the three months to March 31, 2005.

The TV Nova Initial Acquisition pro forma adjustment to other reserves of US$2.5 million and accumulated other comprehensive loss of US$2.2 million represents the elimination of the TV Nova Group other reserves and accumulated other comprehensive loss as at December 31, 2004. The Additional Interest Acquisitions pro forma adjustment to accumulated other comprehensive income of US$1.4 million represents the elimination of the TV Nova Group accumulated other comprehensive income generated in respect of these interests in the three months to March 31, 2005.

(b)	The following is a summary of the preliminary purchase price allocation relating to the TV Nova Acquisition. This is based on the TV Nova Acquisition occurring on a pro forma basis at March 31, 2005.

	$'000		$'000
Cash	757,468
Class A Common Stock	120,883	(i)
Cancellation of PPF Receivable	18,493
Total consideration			896,844

Transaction costs			12,913
Total purchase price			909,757

Preliminary net assets acquired (as of March 31, 2005)			61,071
Estimated fair value adjustments to intangible assets
License	102,500	(ii)
Trademark	17,769	(ii)
Customer relationships	2,551	(ii)
			122,820
Deferred tax liability on fair value adjustments			(31,933	)(iv)

Fair value adjustment to AQS program libraries			(10,034	)(iii)
Deferred tax benefit on AQS fair value adjustment			2,609	(iv)

Estimated fair value of net assets acquired			144,533

Goodwill arising on acquisition			765,224

(i)
The fair value of the shares of our Class A Common Stock issued to PPF as part of the consideration for the TV Nova Initial Acquisition is based on the average closing price of a share of our Class A Common Stock before and after the terms of the TV Nova Initial Acquisition were agreed in the Framework Agreement dated December 13, 2004. Utilizing the closing price three days before and two days after the December 13, 2004 measurement date results in an average closing price of US$34.538, which has been used to determine the total value of the consideration paid in shares of our Class A Common Stock.

Share capital	Actual	At par value
Class A Common Stock to PPF ('000)	3,500	3,500
Measurement value per share ($)	34.538	0.08
Share consideration ($'000)	120,883	280
Additional paid in capital ($’000)			120,603

Class A Common Stock has been reduced by US$18.7 million representing the net effect of the issuance of 3.5 million shares of our Class A Common Stock at par value of US$0.08, totalling US$0.3 million, and the elimination on consolidation of TV Nova Group’s Common Stock of US$19.0 million.

(ii)
We estimated the fair values of the intangible assets as listed below. We also indicate the range of possible values within which the eventual fair value to be determined post the TV Nova Acquisition may lie:

• CET 21 broadcasting license: CZK 2,859 million (US$123.8 million). Range CZK 2,214 million (US$95.8 million) to CZK 3,668 million (US$158.8 million).

• CET 21 TV NOVA trademark: CZK 450 million (US$19.5 million). Range CZK 358 million (US$15.5 million) to CZK 492 million (US$21.3 million).

• Mag Media 99 customer relationships: CZK 121 million (US$5.2 million). Range CZK 112 million (US$4.8 million) to CZK 134 million (US$5.8 million).

Based on the above estimates we have computed our share of the fair value increase to the carrying values of the intangible assets as follows (utilizing our effective interest of 96.5% in the intangible assets of CET 21 and our 100% interest in Mag Media 99, a 100% subsidiary of CP 2000):

• CET21 broadcasting license: US$102.5 million

• CET21 TV Nova trademark: US$17.8 million

• Mag Media 99 customer relationships: US$2.6 million

These adjustments comprise a US$122.8 million increase in other intangible assets, of which US$81.8 million relates to the TV Nova Initial Acquisition and US$41.0 million relates to the Additional Interest Acquisitions.

Charges for amortization of intangible assets for the three months ended March 31, 2005 have been increased by US$2.2 million, of which US$1.5 million relates to the TV Nova Initial Acquisition and US$0.7 million relates to the Additional Interest Acquisitions. This represents the increased amortization of intangible assets for their increased valuation following our fair value estimates. Based on the costs and risks involved in renewal of the license, the license is considered to have a finite life of twelve years. We have therefore amortized the value of the license over its useful life which ends on the expiry date of January 2017. Customer relationships are amortized over an estimated useful life of nine years. The TV Nova trademark has been deemed to have an indefinite life.

Broadcasting License amortization	$'000	$'000
Additional value to amortize	102,500
Amortize over (yrs)	12
Annual amortization charge to income statement		8,542

Customer Relationships amortization
Additional value to amortize	2,551
Amortize over (yrs)	9
Annual amortization charge to income statement		283

Amortization for the 3 month period ended March 31, 2005		2,206

We have calculated the amortization expense that would arise if the eventual fair value for the amortizable intangible assets described above — the CET 21 broadcasting license and the customer relationships — fall at the high and low limits of our expected range of possible values. If the CET 21 broadcasting license is valued at US$158.8 million and customer relationships are valued at US$5.8 million, our amortization expense will change from US$2.2 million to US$2.9 million. If the CET 21 broadcasting license is valued at US$95.8 million and customer relationships are valued at US$4.8 million, our amortization expense will change from US$2.2 million to US$1.6 million.

(iii)
The TV Nova Group acquired the program library and liabilities of AQS prior to the TV Nova Initial Acquisition. The library contained a wide range of titles and a significant number of hours of program rights, well in excess of available broadcasting time. The fair value of the acquired assets and liabilities of AQS resulted in an increase to goodwill of US$7.4 million (which also resulted in a reduction in other intangibles of US$10.0 million and a reduction in deferred tax liability of US$2.6 million). The AQS program library adjustments have been presented in the Additional Interest Acquisitions pro forma adjustment column as the fair valuation of the program libraries and liabilities of AQS was not finalised at the time of the Report on Form 8-K of July 15, 2005 in respect of the TV Nova Initial Acquisition, amending the Report on Form 8-K dated May 6, 2005.

(iv)	Deferred tax relating to the fair value adjustments described above has been computed as follows:

		Deferred tax liability/ (asset)	Current	Non- Current

CET21 broadcasting license	$’000	$’000	$’000	$’000
Increase in value attributable to CME	102,500
Czech Republic statutory tax rate	26.0%
		26,650	2,221	24,429
CET 21 TV Nova trademarks
Increase in value attributable to CME	17,769
Czech Republic statutory tax rate	26.0%
		4,620	0	4,620
Mag Media 99 customer relationships
Increase in value attributable to CME	2,551
Czech Republic statutory tax rate	26.0%
		663	74	589

CP 2000 AQS program library
Decrease in value attributable to CME	(10,034)
Czech Republic statutory tax rate	26.0%
		(2,609)	(1,696)	(913)

TOTAL		29,324	599	28,725

These adjustments comprise a US$0.6 million increase in current deferred tax liability, of which US$1.7 million relates to the TV Nova Initial Acquisition and (US$1.1) million relates to the Additional Interest Acquisitions and AQS program library adjustment. Non current deferred tax liability has increased by US$28.7 million, of which US$21.2 million relates to the TV Nova Initial Acquisition and US$7.5 million relates to the Additional Interest Acquisitions and AQS program library adjustment.

We have amortized the FAS 109 deferred tax asset on the AQS program library adjustment based on a two run model at 65:35 (US$0.4 million amortization tax charge for the three month period to March 31, 2005). The FAS 109 deferred tax liability on the license and customer relationships have been amortized over their expected life as shown. The deferred tax elements associated with trademarks have not been amortized since we believe these to have an indefinite life.

Deferred tax amortization broadcast license	$'000	$'000
Additional value to amortize	26,650
Amortize over (yrs)	12
		2,221
Deferred tax amortization customer relationships
Additional value to amortize	663
Amortize over (yrs)	9
		74

Amortization tax credit to income statement for the 3 month period to March 31, 2005		574

The structure of the TV Nova Acquisition is intended to result in intercompany indebtedness with interest expense that is deductible against our operating income for income tax purposes. Our assumption is that this will be obtained on US$329.0 million of local debt at an interest rate of 8.5%, which represents a typical financing cost locally.

Provision for income taxes	$'000	$'000
Intercompany indebtedness	329,000
Interest payment	8.50%
Interest expense	27,965
Czech Republic statutory tax rate	26%
Annual tax relief		7,271

Using the statutory corporate tax rate for the Netherlands of 34.5% on our total borrowing requirement of Euro 370 million (US$479.5 million) at an interest rate of 8.0%, we would obtain no tax relief since we would not have sufficient income in the Netherlands. We have presented an annual pro forma tax relief of US$7.3 million based on the following considerations:

1.	The Czech tax rate is only 26%;

2.	The thin capitalization rules in the Czech Republic would prevent us from claiming full relief on 100% of our borrowings.

If we are unable to implement our plans to obtain tax relief in the Czech Republic on our intercompany loans, our tax relief will be zero.

The credit to provision of income tax for the three months ended March 31, 2005 of US$2.0 million (of which US$2.4 million relates to the TV Nova Initial Acquisition and (US$0.4) million relates to the Additional Interest Acquisitions and AQS program library adjustment) represents the sum of US$0.6 million in respect of the license and customer relationships amortization tax credit and US$1.8 million for the tax relief on intercompany indebtedness, offset by US$0.4 million in respect of the AQS program library amortization tax charge.

Analysis of our call option

As part of the TV Nova Initial Acquisition, we purchased the unconditional right to cause PPF to sell to us its remaining 15% interest in the TV Nova Group. Following our exercise of this call option and purchase of PPF’s remaining 15% interest in the TV Nova Group on May 31, 2005, we paid PPF US$216.4 million which represents 25% of the TV Nova Group value at the date of the TV Nova Initial Acquisition plus interest from that date to the settlement date of May 31, 2005.

Our fair valuation exercise indicated that the fair value of our call option was not material. As a result, we have not provided for this adjustment in our purchase price calculation.

(c)
The TV Nova Initial Acquisition pro forma adjustment to cash and cash equivalents of US$15.1 million represents the payment of transaction fees up to March 31, 2005 (US$11.6 million) and bridge financing commitment costs (US$3.5 million).

The Additional Interest Acquisitions pro forma adjustment to cash and cash equivalents of US$35.3 million represents the proceeds from the issuance in a registered public offering of 5.405 million shares of Class A Common Stock of US$242.7 million reduced by underwriting discounts and commissions of US$10.9 million, offset by payment of transaction fees from April 1, 2005 to the completion of the TV Nova Acquisition on May 31, 2005 (US$1.3 million), cash consideration for the acquisition of Mr Krsak’s 16.67% minority interest (23.4% voting and economic interest) in CET 21 (US$49.4 million), and cash consideration for exercising our call option to acquire PPF’s remaining 15% interest in the TV Nova Group (US$216.4 million).

(d)
The TV Nova Initial Acquisition pro forma adjustment to other current assets of US$18.4 million represents the cancellation of an US$18.4 million receivable due from PPF as at December 31, 2005 as part of the purchase consideration for the TV Nova Initial Acquisition.

The Additional Interest Acquisitions pro forma adjustment to other current assets of US$0.1 million represents the cancellation of interest accrued on the receivable due from PPF from January 1, 2005 to March 31, 2005.

(e)
The TV Nova Initial Acquisition pro forma adjustment to other assets of US$10.8 million reflects the inclusion of acquisition costs in the goodwill calculation that we incurred up to December 31, 2004 and capitalized on our balance sheet at December 31, 2004. The reduction in current liabilities of US$10.8 million represents the payment of those acquisition costs.

The Additional Interest Acquisitions pro forma adjustment to other assets of US$0.8 million reflects the inclusion of acquisition costs in the goodwill calculation that we incurred from January 1, 2005 to March 31, 2005 and capitalized on our balance sheet at March 31, 2005. The reduction in current liabilities of US$0.8 million represents the payment of those acquisition costs.

(f)
The TV Nova Initial Acquisition pro forma adjustment to minority interests in consolidated subsidiaries of US$5.8 million represents PPF’s remaining 15% interest in the TV Nova Group as at December 31, 2004 following the TV Nova Initial Acquisition.

The Additional Interest Acquisitions pro forma adjustment to minority interests in consolidated subsidiaries of US$14.6 million represents the adjustment for the 3.5% minority interest as at March 31, 2005 that remains following the completion of the TV Nova Acquisition on May 31, 2005. This incorporates our 23.4% voting and economic interest in CET 21 and PPF’s remaining 15% interest in the TV Nova Group following our acquisition of Mr Krsak’s 16.67% minority interest in CET 21 on May 27, 2005 and PPF’s remaining 15% interest in the TV Nova Group on May 31, 2005.

The income statement charge for the three months ended March 31, 2005 of US$2.4 million in respect of the TV Nova Initial Acquisition pro forma adjustment to minority interest in income of consolidated subsidiaries represents the 15% interest held by PPF in the TV Nova Group (following the TV Nova Initial Acquisition) net income adjusted for the minority interest impact on the tax relief on intercompany indebtedness pro forma adjustment.

The income statement benefit for the three months ended March 31, 2005 of US$5.5 million in respect of the Additional Interest Acquisitions pro forma adjustment to minority interest in income of consolidated subsidiaries represents the adjustment for the 3.5% minority interest net income adjusted for the minority interest impact on the tax relief on intercompany indebtedness pro forma adjustment.

(g)
The fair value of the shares of our Class A Common Stock issued in a registered public offering, and the use of the majority of the net proceeds from the issuance to finance the acquisition of PPF’s remaining 15% interest in the TV Nova Group on May 31, 2005, is based on the closing price of $42.889 (net of underwriting discounts and commissions) of a share of our Class A Common Stock on April 28, 2005.

Share capital	Actual	At par value
Class A Common Stock in a registered public offering ('000)	5,405	5,405
Measurement value per share ($)	42.889	0.08
Share consideration ($'000)	231,815	432
Additional paid in capital ($’000)			231,383

(h)	Earnings per share

The shares used in computing earnings per common share have been adjusted to reflect the 3.5 million shares of our Class A Common Stock issued to PPF as part of the purchase consideration for the TV Nova Initial Acquisition and the 5.405 million shares of our Class A Common Stock issued in a registered public offering to finance the acquisition of PPF’s remaining 15% interest in the TV Nova Group on May 31, 2005 as if these issuances had occurred on January 1, 2004.

Notes to the unaudited condensed pro forma consolidated income statement for the year ended December 31, 2004

(a)
The unaudited condensed pro forma consolidated income statement has used the rates of interest that apply to the Euro 370 million (US$479.5 million) of fixed and floating rate notes issued on May 5, 2005 rather than the interest rate on the indebtedness to PPF due to the short-term and non-recurring nature of this indebtedness. The notes have been used to repay the indebtedness to PPF and to pay other costs associated with the TV Nova Initial Acquisition.

Interest adjustments for the year ended December 31, 2004 of US$40.0 million reflect the interest charge of Euro 29.8 million (US$38.4 million) on the notes as illustrated in the table below and the non-cash amortization of Euro 1.3 million (US$1.6 million) for debt issuance costs on the Euro fixed and floating rate notes of Euro 8.8 million (US$12.0 million). The debt issuance costs are amortized over 7 years (84 months).

Interest Expense	Euro'000	Euro'000
Euro senior fixed rate notes	245,000
Interest expense		20,212
Euro senior floating rate notes	125,000
Interest expense		9,588
Total interest expense		Euro 29,800
Converted to US$’000 as below		$38,381

The interest expense related to the Euro fixed rate notes due 2012 was calculated as if they were outstanding for the entire period and accruing interest in accordance with an annual rate of 8.25% during the period with payments made in June and December at rates of 1 Euro = US$1.2166 at June 30, 2004 and 1 Euro = US$1.3593 at December 31, 2004. The interest expense related to the Euro floating rate notes due 2012 at an interest rate of 180 day EURIBOR (which was 2.17% at May 5, 2005) plus 5.5% was calculated as if they were outstanding for the entire period and accruing interest at the same rate during the period, with payments made in June and December at rates of 1 Euro = US$1.2166 at June 30, 2004 and 1 Euro = US Dollar 1.3593 at December 31, 2004.

An increase of 0.125% in the average interest rate would increase interest expense by US$0.6 million and a decrease of 0.125% in the average interest rate would decrease interest expense by US$0.6 million.

(b)	(i)
We estimated the fair values of the intangible assets as listed below. We also indicate the range of possible values within which the eventual fair value to be determined post the TV Nova Acquisition may lie:

• CET 21 broadcasting license: CZK 2,859 million (US$127.8 million). Range CZK 2,214 million (US$99.0 million) to CZK 3,668 million (US$164.0 million).

• CET 21 TV NOVA trademark: CZK 450 million (US$20.1 million). Range CZK 358 million (US$16.0 million) to CZK 492 million (US$22.0 million).

• Mag Media 99 customer relationships: CZK 121 million (US$5.4 million). Range CZK 112 million (US$5.0 million) to CZK 134 million (US$6.0 million).

Based on the above estimates we have computed our share of the fair value increase to the carrying values of the intangible assets as follows (utilizing our effective interest of 96.5% in the intangible assets of CET 21 and our 100% interest in Mag Media 99, a 100% subsidiary of CP 2000):

• CET21 broadcasting license: US$105.5 million

• CET21 TV Nova trademark: US$18.3 million

• Mag Media 99 customer relationships: US$2.5 million

These adjustments comprise a US$126.3 million increase in other intangible assets, of which US$81.8 million relates to the TV Nova Initial Acquisition and US$44.5 million relates to the Additional Interest Acquisitions.

Charges for amortization of intangible assets for the year ended December 31, 2004 have been increased by US$9.1 million, of which US$5.9 million relates to the TV Nova Initial Acquisition and US$3.2 million relates to the Additional Interest Acquisitions.

This represents the increased amortization of intangible assets for their increased valuation following our fair value estimates. Based on the costs and risks involved in renewal of the license, the license is considered to have a finite life of twelve years. We have therefore amortized the value of the license over its useful life which ends on the expiry date of January 2017. Customer relationships are amortized over an estimated useful life of nine years. The TV Nova trademark has been deemed to have an indefinite life.

Broadcasting License amortization	$'000	$'000
Additional value to amortize	105,500
Amortize over (yrs)	12
Annual amortization charge to income statement		8,792

Customer Relationships amortization
Additional value to amortize	2,533
Amortize over (yrs)	9
Annual amortization charge to income statement		281

Amortization for the year ended December 31, 2004		9,073

We have calculated the amortization expense that would arise if the eventual fair value for the amortizable intangible assets described above — the CET 21 broadcasting license and the customer relationships — fall at the high and low limits of our expected range of possible values. If the CET 21 broadcasting license is valued at US$164.0 million and customer relationships are valued at US$6.0 million, our amortization expense will change from US$9.1 million to US$12.0 million. If the CET 21 broadcasting license is valued at US$99.0 million and customer relationships are valued at US$5.0 million, our amortization expense will change from US$9.1 million to US$6.7 million.

(ii)
The TV Nova Group acquired the program library and liabilities of AQS prior to the TV Nova Initial Acquisition. The library contained a wide range of titles and a significant number of hours of program rights, well in excess of available broadcasting time. The fair value of the acquired assets and liabilities of AQS resulted in a reduction in other intangibles of US$10.0 million and a reduction in deferred tax liability of US$2.8 million as at December 31, 2004.

(iii)	Deferred tax relating to the fair value adjustments described above has been computed as follows:

		Deferred tax liability/ (asset)	Current	Non- Current
CET21 broadcasting license	$’000	$’000	$’000	$’000
Increase in value attributable to CME	105,500
Czech Republic statutory tax rate	28.0%
		29,540	2,462	27,078
CET 21 TV Nova trademarks
Increase in value attributable to CME	18,301
Czech Republic statutory tax rate	28.0%
		5,124	0	5,124
Mag Media 99 customer relationships
Increase in value attributable to CME	2,533
Czech Republic statutory tax rate	28.0%
		709	79	630

CP 2000 AQS program library
Decrease in value attributable to CME	(10,034)
Czech Republic statutory tax rate	28.0%
		(2,809)	(1,827)	(982)

TOTAL		32,564	714	31,850

We have amortized the FAS 109 deferred tax asset on the AQS program library adjustment based on a two run model at 65:35 (US$1.8 million amortization tax charge for the year ended December 31, 2004).

The FAS 109 deferred tax liability on the license and customer relationships has been amortized over their expected life as shown. The deferred tax elements associated with trademarks have not been amortized since we believe these to have an indefinite life.

Deferred tax amortization broadcast license	$'000	$'000
Additional value to amortize	29,540
Amortize over (yrs)	12
		2,462
Deferred tax amortization customer relationships
Additional value to amortize	709
Amortize over (yrs)	9
		79

Annual amortization tax credit to income statement		2,541

The structure of the TV Nova Acquisition is intended to result in intercompany indebtedness with interest expense that is deductible against our operating income for income tax purposes. Our assumption is that this will be obtained on US$329.0 million of local debt at an interest rate of 8.5%, which represents a typical financing cost locally.

Provision for income taxes	$'000	$'000
Intercompany indebtedness	329,000
Interest payment	8.50%
Interest expense	27,965
Czech Republic statutory tax rate	28%
Tax relief		7,830

Using the statutory corporate tax rate for the Netherlands of 34.5% on our total borrowing requirement of Euro 370 million (US$479.5 million) at an interest rate of 8.0%, we would obtain no tax relief since we would not have sufficient income in the Netherlands. We have presented a pro forma tax relief of US$7.8 million based on the following considerations:

1.	The Czech tax rate is only 28%;

2.	The thin capitalization rules in the Czech Republic would prevent us from claiming full relief on 100% of our borrowings.

If we are unable to implement our plans to obtain tax relief in the Czech Republic on our intercompany loans, our tax relief will be zero.

The credit to provision of income tax for the year ended December 31, 2004 of US$8.5 million (of which US$9.48 million relates to the TV Nova Initial Acquisition and (US$0.94) million relates to the Additional Interest Acquisitions and AQS program library adjustment) represents the sum of US$2.5 million in respect of the license and customer relationships amortization tax credit and US$7.8 million for the tax relief on intercompany indebtedness, offset by US$1.8 million in respect of the AQS program library amortization tax charge.

(f)
The income statement charge for the year ended December 31, 2004 of US$9.4 million in respect of the TV Nova Initial Acquisition pro forma adjustment to minority interest in income of consolidated subsidiaries represents the 15% interest held by PPF in the TV Nova Group (following the TV Nova Initial Acquisition) net income adjusted for the minority interest impact on the tax relief on intercompany indebtedness pro forma adjustment.

The income statement benefit for the year ended December 31, 2004 of US$13.8 million in respect of the Additional Interest Acquisitions pro forma adjustment to minority interest in income of consolidated subsidiaries represents the adjustment for the 3.5% minority interest (that remain following the completion of the TV Nova Acquisition on May 31, 2005) net income adjusted for the minority interest impact on the tax relief on intercompany indebtedness pro forma adjustment. This incorporates our 23.4% voting and economic interest in CET 21 and PPF’s remaining 15% interest in the TV Nova Group following our acquisition of Mr Krsak’s 16.67% minority interest in CET 21 on May 27, 2005 and PPF’s remaining 15% interest in the TV Nova Group on May 31, 2005

(h)	Earnings per share

The shares used in computing earnings per common share have been adjusted to reflect the 3.5 million shares of our Class A Common Stock issued to PPF as part of the purchase consideration for the TV Nova Initial Acquisition and the 5.405 million shares of our Class A Common Stock issued in a registered public offering to finance the acquisition of PPF’s remaining 15% interest in the TV Nova Group on May 31, 2005 as if these issuances had occurred on January 1, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: August 5, 2005	/s/ Wallace Macmillan
Wallace Macmillan
Vice President - Finance
(Principal Financial Officer and Duly Authorized Officer)